Exhibit 21.1

SUBSIDIARIES OF SWITCH & DATA FACILITIES COMPANY, INC. AS OF DECEMBER 31, 2008

No.	Name of Subsidiary	Jurisdiction of Organization

1	Switch & Data Holdings, Inc.	Delaware

2	Switch and Data Enterprises, Inc.	Delaware

3	Switch & Data Facilities Company LLC	Delaware

4	Switch and Data Operating Company LLC	Delaware

5	Switch and Data Management Company LLC	Delaware

6	Switch and Data Toronto, Ltd.	Ontario

7	Switch & Data AZ One LLC	Delaware

8	Switch & Data CA One LLC	Delaware

9	Switch & Data CA Two LLC	Delaware

10	Switch and Data CA Nine LLC	Delaware

11	Switch & Data CO One LLC	Delaware

12	Switch & Data FL One LLC	Delaware

13	Switch & Data FL Two LLC	Delaware

14	Switch & Data FL Four LLC	Delaware

15	Switch and Data FL Seven LLC	Texas

16	Switch & Data GA One LLC	Delaware

17	Switch and Data GA Three LLC	Delaware

18	Switch & Data IL One LLC	Delaware

19	Switch & Data IN One LLC	Delaware

20	Switch & Data MA One LLC	Delaware

21	Switch & Data MI One LLC	Delaware

22	Switch & Data MO One LLC	Delaware

23	Switch & Data NY One LLC	Delaware

24	Switch and Data NY Four LLC	Delaware

25	Switch and Data NY Five LLC	Delaware

26	Switch & Data/NY Facilities Company LLC	Delaware

27	Switch & Data OH One LLC	Delaware

28	Switch & Data PA Two LLC	Delaware

29	Switch and Data PA Three LLC	Delaware

30	Switch and Data PA Four LLC	Delaware

31	Switch & Data TN Two LLC	Delaware

32	Switch & Data TX One LLC	Delaware

33	Switch and Data TX Five LP	Delaware

34	Switch and Data Dallas Holdings I LLC	Delaware

35	Switch and Data Dallas Holdings II LLC	Delaware

36	Switch & Data VA One LLC	Delaware

37	Switch & Data VA Two LLC	Delaware

38	Switch and Data VA Four LLC	Delaware

39	Switch & Data WA One LLC	Delaware

40	Switch and Data WA Three LLC	Delaware

41	Switch and Data CA Eleven LLC	Delaware

42	Switch and Data NJ Two LLC	Delaware

43	Switch and Data GA Four LLC	Delaware